Exhibit 99.1

MIC Issues Release on 2009 Financial Performance

  Strong Demand and Pricing Drive Increased Cash Generation at Energy-Related Businesses
  Aviation Services Continues to Recover, Reduce Leverage
  Holding Company Debt Fully Repaid
  Airport Parking a “Discontinued Operation” as a Result of January Sale Announcement

NEW YORK--(BUSINESS WIRE)--February 25, 2010--Macquarie Infrastructure Company (NYSE: MIC) reported financial results for 2009 including an aggregate 22% increase in the amount of free cash flow generated by its energy-related businesses compared with 2008. A recovery in general aviation flight activity in the second half of 2009 generated improved gross profit and aided debt reduction efforts underway at MIC’s airport services business.

MIC reported consolidated revenue of $710.1 million for 2009, or a decrease of 27% compared with 2008. The majority of the decrease was attributable to lower energy costs incurred by Atlantic Aviation and The Gas Company. Energy costs are typically passed through to customers of these businesses and recovered in revenue.

An analysis of gross profit removes the volatility in revenue associated with fluctuations in energy costs. MIC’s consolidated gross profit was $361.4 million in 2009, a decrease of 10% compared with 2008. The decrease reflects primarily the reduced level of general aviation activity at Atlantic Aviation partially offset by increased demand for and prices of the services of MIC’s energy-related businesses and cost reductions.

MIC reported a net loss from continuing operations of $109.2 million, or $2.43 per share. The loss comprises primarily $102.0 million of non-cash asset impairment charges at Atlantic Aviation in the first half of the year, net non-cash losses on interest rate hedges for the year of $14.2 million (including MIC’s proportional interest in swap contracts of IMTT) and a non-cash income tax valuation allowance of $9.5 million booked in the fourth quarter. An additional $6.9 million of income tax valuation allowance was attributable to the discontinued airport parking operations.

“In 2009 we significantly reduced risks in MIC. We are debt free at our holding company and as of January 2010 we have divested our airport parking business,” said James Hooke, Chief Executive Officer of MIC. “Our energy-related businesses performed particularly well, reflecting the inherent strengths of these businesses. We combined the good performance of the energy businesses with effective operational management at the airport services business and execution against strategic priorities,” he added.

MIC’s airport services business, Atlantic Aviation, benefited from increased general aviation activity levels averaging 4% in the third and fourth quarters, sequentially. If the trend in activity continues, the business will remain in compliance with the provisions of its debt facility and will not require additional equity injections.

Atlantic Aviation offset a portion of the 16% year on year decline in the volume of fuel sold with:

  An increase in aggregate market share;
  Stable margins on fuel sales;
  A 12% reduction in selling, general and administrative expenses; and,
  Application of excess cash flows and an equity contribution from MIC to the repayment of 9% of the principal balance of its term loan facility.

Additional debt repayments of $15.5 million made since the end of 2009 have further reduced Atlantic Aviation’s leverage.

The cash generated by MIC’s three energy-related businesses increased as a result of:

  The successful rate case outcome and effective propane purchases achieved by The Gas Company;
  Continued strong demand for the bulk liquid storage services of International-Matex Tank Terminals (“IMTT”); and
  A net increase in the number of customers receiving chilled water for building cooling from District Energy.

MIC achieved one of its high priority objectives late in the fourth quarter of 2009 when it repaid the entirety of the outstanding balance on its holding company revolving credit facility. The repayment was funded with cash generated by the energy-related businesses during the year, combined with the proceeds from the sale of a non-controlling interest in District Energy in December.

MIC achieved another high priority objective when it announced in January that its airport parking business had entered into a sale and purchase agreement. Parking Company of America Airports (“PCAA”) entered into the agreement and filed for protection under Chapter 11 of the bankruptcy code on January 28, 2010. The sale of the business is expected to close in the first half of 2010. MIC had indicated in late summer 2009 that the airport parking business was likely to be sold. MIC has recorded the results for PCAA under discontinued operations in this press release and its report on Form 10-K for 2009.

The closing of the sale of a 49.99% non-controlling interest in District Energy on December 23, 2010 resulted in a taxable gain, although the gain was offset by a portion of MIC’s accumulated federal net operating loss (“NOL”) carry forward. MIC expects that operating losses generated in 2009, combined with existing NOLs and the impact of the sales of the interest in District Energy and of PCAA, will result in its having no consolidated federal income tax liability through at least 2012. IMTT and District Energy will each file stand-alone federal income tax returns, and all of MIC’s businesses file state and local tax returns in the jurisdictions in which they operate.

Cash Generation

MIC has reported EBITDA excluding non-cash items on a consolidated and operating segment basis and reconciled each to the corresponding financial statements. EBITDA excluding non-cash items is a metric relied upon by management in evaluating the performance of its businesses and investments. EBITDA excluding non-cash items is defined as earnings before interest, taxes, depreciation and amortization and non-cash items, which include impairments, derivative gains and losses and adjustments for other non-cash items reflected in the statement of operations. MIC believes that EBITDA excluding non-cash items provides additional insight into the performance of its operating businesses, relative to each other and to similar businesses, without regard to capital structure, and their ability to service or reduce debt, fund capital expenditures and/or support distributions to the holding company.

Effective this reporting period, MIC is also reporting free cash flow, as defined below, as a means of assessing the amount of cash generated by its businesses and as a supplement to other information provided in accordance with GAAP. MIC believes that reporting free cash flow will provide investors with additional insight into its ability to deploy cash in the future, as GAAP metrics such as net income and cash from operating activities do not reflect all of the items that management considers in estimating the amount of cash generated by its operating entities. Free cash flow replaces the previously reported estimated cash available before debt reduction (“CADR”).

MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital. Working capital movements are excluded on the basis that these are largely timing differences in payables and receivables, and are therefore not reflective of its ability to generate cash.

MIC notes that free cash flow does not fully reflect its ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness, payments of dividends and other fixed obligations or the other cash items excluded when calculating free cash flow. Free cash flow may be calculated in a different manner by other companies, which limits its usefulness as a comparative measure. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

Proportionately combined free cash flow (including MIC’s 50% interest in IMTT and 100% interest in District Energy in 2009) totaled $98.9 million or $2.20 per share in 2009 excluding the impact of the discontinued airport parking business.

In 2008 MIC disclosed EBITDA only. The following tables, reflecting results of operations for MIC's businesses for the years ended December 31, 2009 and 2008, have been conformed to current periods’ presentation reflecting EBITDA excluding non-cash items and free cash flow.

Energy-Related Businesses

IMTT

MIC has a 50% equity interest in IMTT, the operator of one of the largest bulk liquid storage terminal businesses in the U.S. IMTT owns and operates 10 marine storage terminals in the U.S. and is the part owner and operator of two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils. To aid in meaningful analysis of the performance of IMTT across periods, the table and discussion below refers to results for 100% of the business, not just MIC’s interest.

($Millions)	2009	2008	%Change
Terminal Gross Profit	173.8	151.1	15.0
EBITDA ex. non-cash items*	147.7	136.6	8.1
Free Cash Flow*	77.1	66.8	15.5
($Millions)	4Q’09	4Q’08	%Change
Terminal Gross Profit	45.9	42.0	9.3
EBITDA ex. non-cash items*	39.2	36.0	9.0
Free Cash Flow*	19.8	21.1	(6.5)

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

Terminal gross profit grew during the fourth quarter and full-year periods as a result of increases in storage tank rental rates and the addition of tank storage capacity during the year. Storage rates increased by an average of 9.7% in 2009 compared with 2008. The business also constructed and/or refurbished 1.3 million barrels of additional tank storage in 2009.

The business generated an increase in free cash flow for the full year, although free cash flow in the fourth quarter of 2009 was down from the prior comparable period. The decrease primarily reflects larger maintenance capital expenditures in the fourth quarter of 2009 compared with the fourth quarter of 2008. Free cash flow generated by IMTT in 2009 was retained for reinvestment in growth projects.

Maintenance and environmental capital expenditures totaled $13.1 million and $40.0 million for the quarter and year to date 2009 periods, respectively. Expenditures were lower than previously forecast primarily as a result of the deferral of a number of tank cleanings and inspections as well as repairs and upgrades to some of the infrastructure at its Louisiana terminals originally anticipated to be completed in 2009. Total maintenance and environmental capital expenditures for 2010 are expected to be in a range of between $55.0 million and $65.0 million.

IMTT anticipates spending an additional $54.8 million to complete growth projects currently underway. Committed financing for these projects is in place. These projects are expected to produce an incremental $16.5 million of annualized gross profit of which $12.6 million should be recorded in 2010.

IMTT had $632.2 million of debt outstanding at December 31, 2009. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, was 4.8%. Per the business’ debt agreement (primary facility), the ratio of debt to EBITDA cannot exceed 4.75x. At December 31, 2009 the ratio was 3.82x. The business’ revolving credit facility, representing $515.8 million of the total outstanding debt balance at December 31, 2009, matures in June of 2012. The debt of IMTT is not consolidated with that of MIC or its other operating businesses.

The Gas Company

The Gas Company is the owner and operator of the only regulated (“utility”) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (“non-utility”) gas distribution operation on the islands.

($Millions)	2009	2008	%Change
Gross Profit	57.8	44.9	28.8
EBITDA ex, non-cash items*	37.6	27.9	35.1
Free Cash Flow*	20.3	12.7	59.3
($Millions)	4Q’09	4Q’08	%Change
Gross Profit	15.9	10.7	48.6
EBITDA ex. non-cash items*	10.2	6.1	68.0
Free Cash Flow*	3.7	2.2	63.2

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

Financial results for The Gas Company reflect receipt of interim approval of a utility rate increase in early June 2009. The rate increase, which is subject to final approval by the Hawaii Public Utilities Commission, would produce a $9.5 million annualized increase in revenue, assuming a constant volume of gas sold.

Reductions in the cost of liquid petroleum gas resulted in a decline in revenue in the non-utility portion of the business. Gross profit, or revenue less cost of goods sold, is net of the change in input costs. Gross profit increased in both the utility and non-utility portions of the business in each of the fourth quarter and full-year periods.

The Gas Company had $179.0 million of debt outstanding at December 31, 2009. The weighted average cost of the debt, including the cost of interest rate hedges, was 4.62%. Per the business’ debt agreement, the ratio of 12-month forward looking and 12-month backward looking adjusted EBITDA to interest cannot be less than 3.5x. The ratios at December 31, 2009 were 7.9x forward and 7.7x backward. The debt of this business matures in June of 2013.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines to buildings in downtown Chicago for use in air conditioning and process cooling. The business also operates a site-specific operation in Las Vegas, Nevada that supplies both cooling and heating services to a hotel/casino complex and a shopping mall. The table and discussion below refers to results for 100% of District Energy, not just MIC’s 50.01% interest.

($Millions)	2009	2008	%Change
Gross Profit	16.6	16.4	1.0
EBITDA ex. non-cash items*	20.8	21.1	(1.4)
Free Cash Flow*	12.9	12.8	0.9
($Millions)	4Q’09	4Q’08	%Change
Gross Profit	3.5	2.9	20.8
EBITDA ex. non-cash items*	4.8	5.4	(11.8)
Free Cash Flow*	2.6	3.4	(21.8)

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

Gross profit improved versus the prior comparable periods, with an increase in the number of customers connected to the Chicago system and the step-up in inflation-linked rate escalators. The increases offset a decline in the consumption of chilled water resulting from cooler weather in Chicago in 2009 compared with 2008.

MIC completed the sale of a minority (49.99%) interest in District Energy in December 2009. The sale generated $29.5 million in proceeds that were used to repay a portion of MIC’s holding company level debt. For periods after the date of the sale, MIC will consolidate the results of the business and report its 50.01% proportionate interest in the EBITDA, excluding non-cash items, and free cash flow of the business. In addition, District Energy will no longer be a part of MIC’s consolidated federal income tax group.

District Energy had $170.0 million of debt outstanding at December 31, 2009. The weighted average cost of the debt, including the cost of interest rate hedges and letter of credit fees, is 5.30%. Per the business’ debt agreement, the ratio of funds from operations less interest expense to net debt during the preceding 12 months cannot be less than 6.0%. At December 31, 2009 the ratio was 8.6%. The business’ $150.0 million term loan debt facility and $20.0 million capital expenditure loan facility both mature in September of 2014.

Aviation-Related Business

Atlantic Aviation

Atlantic Aviation owns and operates a network of 72 fixed-base operations (FBO) that primarily provide fuel, terminal services, and aircraft hangar services to owners and operators of private (general aviation) jet aircraft. The network is the largest of its type in the U.S. air transportation industry.

($Millions)	2009	2008	%Change
Gross Profit	287.0	342.0	(16.1)
EBITDA ex. non-cash items*	106.5	137.1	(22.3)
Free Cash Flow*	36.9	61.1	(39.6)
($Millions)	4Q’09	4Q’08	%Change
Gross Profit	71.8	76.8	(6.5)
EBITDA ex. non-cash items*	26.7	28.4	(6.2)
Free Cash Flow*	11.1	10.8	3.2

* See attached tables for a reconciliation of net income to EBITDA excluding non-cash items and cash from operating activities to free cash flow

Atlantic Aviation reported a decrease in gross profit and free cash flow in 2009 compared with 2008. The decrease was the result of an overall decline in the number of general aviation flight movements in the U.S. A portion of the decrease in free cash flow was offset by reduced expenses stemming from the integration of acquired sites and staffing reductions.

The volume of general aviation jet fuel sold by Atlantic Aviation declined by 16% in 2009 compared with 2008, although volume increased in each of the third and fourth quarters, sequentially, by an average of 3%. The increase reflects the gradual improvement in general aviation activity levels during the year. Average margins on fuel sales were essentially flat with 2008. Atlantic Aviation’s aggregate share of general aviation jet fuel sales at the airports at which it operates increased.

Atlantic Aviation generated cash in excess of its operating requirements that it used to reduce the outstanding principal on its term loan facility and pay related interest rate swap breakage costs. During the year, Atlantic Aviation used a total of $40.4 million in excess cash flow and $50.0 million in cash contributed by MIC to pay down a total of $81.6 million of debt and $8.8 million in swap breakage costs. The swap breakage costs are recorded in interest expense.

Per the business’ debt agreement, the ratio of debt to EBITDA (adjusted, as defined in the agreement) could not exceed 8.25x in 2009. At December 31, 2009, the ratio was 7.97x. The maximum allowable leverage ratio steps down to 8.00x at the end of March 2010. Including additional principal payments of $15.5 million made since the end of 2009, the ratio at December 31, 2009 would have been 7.82x. Assuming the level of flight activity continues to improve as it did in the second half of 2009 Atlantic Aviation will remain in compliance with its debt covenants, continue to reduce its debt balance, and will not require additional equity injections.

Atlantic Aviation had $863.3 million of debt outstanding at December 31, 2009. The weighted average cost of the debt, including the cost of interest rate hedges, was 6.37%. The business’ debt facilities mature in October of 2014.

Conference Call and WEBCAST

When: Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday, February 25, 2010 to review the Company’s results.

How: To listen to the conference call please dial +1(913) 312-1516 at least 10 minutes prior to the scheduled start time. Interested parties can also listen to a live webcast of the call. The webcast will be accessible via the Company’s website at www.macquarie.com/mic. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the webcast.

Slides: The Company will prepare materials in support of its conference call presentation. The materials will be available for downloading from the Company’s website the morning of February 25, 2010 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on February 25, 2010 through March 11, 2010, at +1(719) 457-0820, Passcode: 8879404. An online archive of the webcast will be available on the Company’s website for one year following the call.

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, a controlling interest in a District Energy business in Chicago, and a 50% indirect interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an aviation-related airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic.

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008 (1)
	($ in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$27,455	$66,054
Accounts receivable, less allowance for doubtful accounts
of $1,629 and $2,141, respectively	47,256	60,874
Dividends receivable	-	7,000
Inventories	14,305	15,968
Prepaid expenses	6,688	7,954
Deferred income taxes	23,323	21,960
Income tax receivable	-	489
Other	10,839	13,591
Assets of discontinued operations held for sale	86,695	105,725
Total current assets	216,561	299,615
Property, equipment, land and leasehold improvements, net	580,087	592,435
Restricted cash	16,016	15,982
Equipment lease receivables	33,266	36,127
Investment in unconsolidated business	207,491	184,930
Goodwill	516,182	586,249
Intangible assets, net	751,081	811,973
Deferred financing costs, net of accumulated amortization	17,088	22,209
Other	1,449	2,916
Total assets	$2,339,221	$2,552,436

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$1,977	$3,521
Accounts payable	44,575	45,565
Accrued expenses	17,432	23,189
Current portion of notes payable and capital leases	235	1,914
Current portion of long-term debt	45,900	-
Fair value of derivative instruments	49,573	45,464
Customer deposits	5,617	5,457
Other	9,338	10,201
Liabilities of discontinued operations held for sale	220,549	224,888
Total current liabilities	395,196	360,199
Notes payable and capital leases, net of current portion	1,498	1,622
Long-term debt, net of current portion	1,166,379	1,327,800
Deferred income taxes	107,840	83,228
Fair value of derivative instruments	54,794	105,970
Other	38,746	39,356
Total liabilities	1,764,453	1,918,175
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 45,292,913 LLC interests issued and outstanding at December 31, 2009 and 44,948,694 LLC interests issued and outstanding at December 31, 2008	959,897	956,956
Additional paid in capital	21,956	-
Accumulated other comprehensive loss	(43,232)	(97,190)
Accumulated deficit	(360,095)	(230,928)
Total members’ equity	578,526	628,838
Noncontrolling interests	(3,758)	5,423
Total equity	574,768	634,261
Total liabilities and equity	$2,339,221	$2,552,436

(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2009	Year Ended December 31, 2008 (1)	Year Ended December 31, 2007 (1)

	($ in Thousands, Except Share and Per Share Data)
Revenue
Revenue from product sales	$394,200	$586,054	$445,852
Revenue from product sales - utility	95,769	121,770	95,770
Service revenue	215,349	264,851	207,680
Financing and equipment lease income	4,758	4,686	4,912

Total revenue	710,076	977,361	754,214

Costs and expenses
Cost of product sales	231,139	406,997	302,283
Cost of product sales - utility	71,252	103,216	64,371
Cost of services	46,317	63,850	53,387
Selling, general and administrative	214,865	231,273	185,370
Fees to manager - related party	4,846	12,568	65,639
Goodwill impairment	71,200	52,000	-
Depreciation	36,813	40,140	20,502
Amortization of intangibles	60,892	61,874	32,356
Total operating expenses	737,324	971,918	723,908

Operating (loss) income	(27,248)	5,443	30,306
Other income (expense)
Interest income	119	1,090	5,705
Interest expense	(91,154)	(88,652)	(65,356)
Loss on extinguishment of debt	-	-	(27,512)
Equity in earnings (losses) and amortization charges
of investee	22,561	1,324	(32)
Loss on derivative instruments	(29,540)	(2,843)	(1,362)
Other income (expense), net	760	(19)	(1,088)
Net loss from continuing operations before
income taxes and noncontrolling interests	(124,502)	(83,657)	(59,339)
Benefit for income taxes	15,818	14,061	16,764
Net loss from continuing operations before noncontrolling interests	(108,684)	(69,596)	(42,575)
Net income attributable to noncontrolling interests	486	585	554

Net loss from continuing operations	$(109,170)	$(70,181)	$(43,129)

Discontinued operations
Net loss from discontinued operations before
income taxes and noncontrolling interests	(23,647)	(180,104)	(9,679)
Benefit (provision) for income taxes	1,787	70,059	(281)
Net loss from discontinued operations before noncontrolling interests	(21,860)	(110,045)	(9,960)
Net loss attributable to noncontrolling interests	(1,863)	(1,753)	(1,035)
Net loss from discontinued operations	$(19,997)	$(108,292)	$(8,925)

Net loss	$(129,167)	$(178,473)	$(52,054)

Basic and diluted loss per share from continuing operations	$(2.43)	$(1.56)	$(1.05)
Basic and diluted loss per share from discontinued operations	(0.44)	(2.41)	(0.22)
Basic and diluted loss per share:	$(2.87)	$(3.97)	$(1.27)
Weighted average number of shares
outstanding: basic and diluted	45,020,085	44,944,326	40,882,067

Cash distributions declared per share	$-	$2.125	$2.385

(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2009	Year Ended December 31, 2008 (1)	Year Ended December 31, 2007 (1)
	($ in Thousands)
Operating activities
Net loss	$(129,167)	$(178,473)	$(52,054)
Adjustments to reconcile net loss net cash provided by operating activities:
Net loss from discontinued operations	19,997	108,292	8,925
Non-cash goodwill impairment	71,200	52,000	-
Depreciation and amortization of property and equipment	42,899	45,953	26,294
Amortization of intangible assets	60,892	61,874	32,356
Equity in (earnings) losses and amortization charges of investees	(22,561)	(1,324)	32
Equity distributions from investees	7,000	1,324	-
Amortization of debt financing costs	5,121	4,762	4,429
Non-cash derivative loss (gain), net of non-cash interest expense (income)	29,540	2,843	(2,693)
Base management and performance fees settled/to be settled in LLC interests	4,384	-	43,962
Equipment lease receivable, net	2,610	2,372	2,531
Deferred rent	183	183	178
Deferred taxes	(17,923)	(16,037)	(22,536)
Other non-cash expenses, net	2,601	4,700	4,243
Non-operating losses relating to foreign investments	-	-	3,437
Loss on extinguishment of debt	-	-	27,512
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	-	-	264
Accounts receivable	13,020	16,392	(12,244)
Inventories	1,233	2,698	(3,291)
Prepaid expenses and other current assets	3,086	6,928	605
Due to manager - related party	(3,438)	(2,216)	1,453
Accounts payable and accrued expenses	(4,670)	(17,132)	22,923
Income taxes payable	535	(1,108)	4,981
Other, net	(3,566)	1,548	2,192
Net cash provided by operating activities from continuing operations	82,976	95,579	93,499

Investing activities
Acquisitions of businesses and investments, net of cash acquired	-	(41,804)	(704,171)
Proceeds from sale of equity investment	-	-	84,904
Proceeds from sale of investment	29,500	7,557	160
Settlements of non-hedging derivative instruments	-	-	(2,530)
Purchases of property and equipment	(30,320)	(49,560)	(45,721)
Return of investment in unconsolidated business	-	26,676	28,000
Other	304	415	505
Net cash used in investing activities from continuing operations	(516)	(56,716)	(638,853)

Financing activities

Proceeds from issuance of LLC interests	-	-	252,739
Proceeds from long-term debt	10,000	5,000	1,356,625
Net (payments) proceeds on line of credit facilities	(45,400)	96,150	11,560
Offering and equity raise costs paid	-	(65)	(11,392)
Distributions paid to holders of LLC interests	-	(95,509)	(97,913)
Distributions paid to noncontrolling interests	(583)	(481)	(395)
Payment of long-term debt	(81,621)	-	(904,500)
Debt financing costs paid	-	(1,879)	(26,234)
Make -whole payment on debt refinancing	-	-	(14,695)
Change in restricted cash	(33)	(865)	5,367
Payment of notes and capital lease obligations	(181)	(653)	(544)
Net cash (used in) provided by financing activities from continuing operations	(117,818)	1,698	570,618

Net change in cash and cash equivalents from continuing operations	(35,358)	40,561	25,264

Cash flows (used in) provided by discontinued operations:
Net cash (used in) provided by operating activities	(4,732)	(1,904)	3,051
Net cash used in investing activities	(445)	(26,684)	(5,157)
Net cash provided by (used in) financing activities	2,144	(1,215)	(3,072)
Cash used in discontinued operations	(3,033)	(29,803)	(5,178)
Change in cash of discontinued operations held for sale (2)	(208)	2,459	5,902

Effect of exchange rate changes on cash	-	-	(1)
Net change in cash and cash equivalent	(38,599)	13,217	25,987
Cash and cash equivalents, beginning of period	66,054	52,837	26,850

Cash and cash equivalents, end of period- continuing operations	$27,455	$66,054	$52,837

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:

Accrued acquisition and equity offering costs	$-	$-	$1,208

Accrued purchases of property and equipment	$1,277	$883	$1,647

Acquisition of equipment through capital leases	$-	$-	$30

Issuance of LLC interests to manager for base management and performance fees	$2,490	$-	$43,962

Issuance of LLC interests to independent directors	$450	$450	$450

Taxes paid	$1,231	$3,048	$3,632

Interest paid	$87,308	$84,235	$77,914

(1) Reclassified to conform to current period presentation.
(2) Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED STATEMENT OF OPERATIONS – MD&A

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008 (1)	$	%	2009	2008 (1)	$	%
	($ In Thousands) (Unaudited)

Revenue
Revenue from product sales	$112,561	$107,835	4,726	4.4	$394,200	$586,054	(191,854)	(32.7)
Revenue from product sales - utility	28,132	24,453	3,679	15.0	95,769	121,770	(26,001)	(21.4)
Service revenue	51,746	58,681	(6,935)	(11.8)	215,349	264,851	(49,502)	(18.7)
Financing and equipment lease income	1,171	1,149	22	1.9	4,758	4,686	72	1.5
Total revenue	193,610	192,118	1,492	0.8	710,076	977,361	(267,285)	(27.3)

Costs and expenses
Cost of product sales	70,515	69,178	(1,337)	(1.9)	231,139	406,997	175,858	43.2
Cost of product sales - utility	21,236	21,041	(195)	(0.9)	71,252	103,216	31,964	31.0
Cost of services	10,716	11,565	849	7.3	46,317	63,850	17,533	27.5
Gross profit	91,143	90,334	809	0.9	361,368	403,298	(41,930)	(10.4)

Selling, general and administrative	56,077	56,259	182	0.3	214,865	231,273	16,408	7.1
Fees to manager - related party	1,894	696	(1,198)	(172.1)	4,846	12,568	7,722	61.4
Goodwill impairment	-	52,000	52,000	NM	71,200	52,000	(19,200)	(36.9)
Depreciation	7,216	20,001	12,785	63.9	36,813	40,140	3,327	8.3
Amortization of intangibles	8,969	31,610	22,641	71.6	60,892	61,874	982	1.6

Total operating expenses	74,156	160,566	86,410	53.8	388,616	397,855	9,239	2.3

Operating income (loss)	16,987	(70,232)	87,219	124.2	(27,248)	5,443	(32,691)	NM

Other income (expense)
Interest income	11	143	(132)	(92.3)	119	1,090	(971)	(89.1)
Interest expense	(20,974)	(22,505)	1,531	6.8	(91,154)	(88,652)	(2,502)	(2.8)
Equity in earnings (losses) and amortization								NM
charges of investees	5,906	(9,279)	15,185	163.6	22,561	1,324	21,237	NM
Gain (loss) on derivative instruments	495	(946)	1,441	152.3	(29,540)	(2,843)	(26,697)	NM

Other (expense) income, net	(535)	(618)	83	13.4	760	(19)	779	NM
Net income (loss) from continuing operations before
income taxes and noncontrolling interests	1,890	(103,437)	105,327	101.8	(124,502)	(83,657)	(40,845)	(48.8)
(Provision) benefit for income taxes	(20,585)	20,154	(40,739)	NM	15,818	14,061	1,757	12.5

Net loss from continuing operations before noncontrolling interests	(18,695)	(83,283)	64,588	77.6	(108,684)	(69,596)	(39,088)	(56.2)

Net (loss) income attributable to noncontrolling interests	(29)	148	(177)	(119.6)	486	585	(99)	(16.9)

Net loss from continuing operations	$(18,666)	$(83,431)	64,765	77.6	$(109,170)	$(70,181)	(38,989)	(55.6)

Discontinued Operations

Net loss from discontinued operations before
income taxes and noncontrolling interests	(7,766)	(169,849)	162,083	95.4	(23,647)	(180,104)	156,457	86.9
(Provision) benefit for income taxes	(2,831)	67,220	(70,051)	(104.2)	1,787	70,059	(68,272)	(97.4)

Net loss from discontinued operations before noncontrolling interests	(10,597)	(102,629)	92,032	(89.7)	(21,860)	(110,045)	88,185	80.1

Net loss attributable to noncontrolling interests	(428)	(741)	(313)	(42.2)	(1,863)	(1,753)	(110)	6.3

Net loss from discontinued operations	$(10,169)	$(101,888)	91,719	(90.0)	$(19,997)	$(108,292)	88,295	81.5

Net loss	$(28,835)	$(185,319)	156,484	84.4	$(129,167)	$(178,473)	49,306	27.6

NM - Not meaningful

(1) Reclassified to conform to current period presentation.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF CONSOLIDATED NET LOSS FROM CONTINUING OPERATIONS TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
	($ In Thousands) (Unaudited)

Net loss from continuing operations	$(18,666)	$(83,431)			$(109,170)	$(70,181)
Interest expense, net	20,963	22,362			91,035	87,562
Provision (benefit) for income taxes	20,585	(20,154)			(15,818)	(14,061)
Depreciation (1)	7,216	20,001			36,813	40,140
Depreciation - cost of services (1)	1,580	1,459			6,086	5,813
Amortization of intangibles (2)	8,969	31,610			60,892	61,874
Goodwill impairment	-	52,000			71,200	52,000
(Gain) loss on derivative instruments	(495)	946			29,540	2,843
Equity in earnings and amortization
charges of investees (3)	(5,906)	-			(15,561)	-
Base management and performance fees settled/to be settled in LLC interests	1,894	-			4,384	-
Other non-cash expense	1,715	3,074			2,784	4,883
EBITDA excluding non-cash items from continuing operations	$37,855	$27,867	9,988	35.8	$162,185	$170,873	(8,688)	(5.1)

EBITDA excluding non-cash items from continuing operations	$37,855	$27,867			$162,185	$170,873
Interest expense, net	(20,963)	(22,362)			(91,035)	(87,562)
Amortization of deferred financing costs	1,297	1,149			5,121	4,762
Equipment lease receivables, net	601	751			2,610	2,372
Provision/benefit for income taxes, net of changes in deferred taxes	(1,235)	(626)			(2,105)	(1,976)
Changes in working capital	1,277	12,576			6,200	7,110
Cash provided by operating activities	18,832	19,355			82,976	95,579
Changes in working capital	(1,277)	(12,576)			(6,200)	(7,110)
Maintenance capital expenditures	(3,469)	(2,850)			(9,453)	(14,846)
Free cash flow from continuing operations	$14,086	$3,929	10,157	NM	$67,323	$73,623	(6,300)	(8.6)

NM - Not meaningful
(1) Depreciation - cost of services includes depreciation expense for District Energy which is reported in cost of services in our consolidated statements of operations. Depreciation and Depreciation - cost of services do not include step-up depreciation expense of $1.7 million for each quarter and $6.9 million for each year in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(2) Amortization of intangibles does not include step-up amortization expense of $283,000 for each quarter and $1.1 million for each year related to intangible assets in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated statements of operations.

(3) Equity in (earnings) losses and amortization charges of investees in the above table includes our 50% share of IMTT's earnings offset by distributions we received only up to our share of the earnings recorded.

MACQUARIE INFRASTRUCTURE COMPANY LLC
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
	($ In Thousands) (Unaudited)

Revenue
Terminal revenue	$87,856	$82,918	4,938	6.0	$330,380	$306,103	24,277	7.9
Environmental response revenue	4,374	8,547	(4,173)	(48.8)	15,795	46,480	(30,685)	(66.0)
Total revenue	92,230	91,465	765	0.8	346,175	352,583	(6,408)	(1.8)

Costs and expenses
Terminal operating costs	41,975	40,939	(1,036)	(2.5)	156,552	155,000	(1,552)	(1.0)
Environmental response operating costs	3,033	7,199	4,166	57.9	14,792	34,658	19,866	57.3
Total operating costs	45,008	48,138	3,130	6.5	171,344	189,658	18,314	9.7

Terminal gross profit	45,881	41,979	3,902	9.3	173,828	151,103	22,725	15.0
Environmental response gross profit	1,341	1,348	(7)	(0.5)	1,003	11,822	(10,819)	(91.5)
Gross profit	47,222	43,327	3,895	9.0	174,831	162,925	11,906	7.3

General and administrative expenses	8,217	8,614	397	4.6	27,437	30,076	2,639	8.8
Depreciation and amortization	16,263	12,655	(3,608)	(28.5)	55,998	44,615	(11,383)	(25.5)
Operating income	22,742	22,058	684	3.1	91,396	88,234	3,162	3.6

Interest expense, net	(7,520)	(6,739)	(781)	(11.6)	(29,510)	(23,540)	(5,970)	(25.4)
Other income	350	280	70	25.0	522	2,141	(1,619)	(75.6)
Unrealized gains (losses) on derivative instruments	10,232	(41,775)	52,007	124.5	30,686	(46,277)	76,963	166.3
(Benefit) provision for income taxes	(11,807)	9,422	21,229	NM	(38,842)	(9,452)	29,390	NM
Noncontrolling interest	180	561	(381)	(67.9)	332	1,003	(671)	(66.9)
Net income (loss)	$14,177	$(16,193)	30,370	187.6	$54,584	$12,109	42,475	NM

Reconciliation of net income (loss) to free cash flow:
Net income (loss)	14,177	(16,193)			$54,584	$12,109
Interest expense, net	7,520	6,739			29,510	23,540
Benefit (provision) for income taxes	11,807	(9,422)			38,842	9,452
Depreciation and amortization	16,263	12,655			55,998	44,615
Unrealized (gains) losses on derivative instruments	(10,232)	41,775			(30,686)	46,277
Other non-cash (income) expenses	(299)	428			(590)	601
EBITDA excluding non-cash items	39,236	35,982	3,254	9.0	147,658	136,594	11,064	8.1

EBITDA excluding non-cash items	39,236	35,982			147,658	136,594
Interest expense, net	(7,520)	(6,739)			(29,510)	(23,540)
Amortization of debt financing costs	190	118			543	473
Benefit/provision for income taxes, net of changes in deferred taxes	974	465			(1,593)	(4,053)
Changes in working capital	7,831	(12,216)			16,284	(15,387)
Cash provided by operating activities	40,711	17,610			133,382	94,087
Changes in working capital	(7,831)	12,216			(16,284)	15,387
Maintenance capital expenditures	(13,113)	(8,679)			(39,977)	(42,690)
Free cash flow	19,767	21,147	(1,380)	(6.5)	77,121	66,784	10,337	15.5

________________________
NM - Not meaningful

THE GAS COMPANY

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
	($ In Thousands) (Unaudited)

Contribution margin
Revenue — utility	$28,132	$24,453	3,679	15.0	$95,769	$121,770	(26,001)	(21.4)
Cost of revenue — utility	18,362	17,964	(398)	(2.2)	60,227	91,978	31,751	34.5
Contribution margin — utility	9,770	6,489	3,281	50.6	35,542	29,792	5,750	19.3

Revenue — non-utility	21,452	21,067	385	1.8	79,597	91,244	(11,647)	(12.8)
Cost of revenue — non-utility	10,011	11,123	1,112	10.0	36,580	55,504	18,924	34.1
Contribution margin — non-utility	11,441	9,944	1,497	15.1	43,017	35,740	7,277	20.4

Total contribution margin	21,211	16,433	4,778	29.1	78,559	65,532	13,027	19.9

Production	1,447	1,666	219	13.1	5,467	5,717	250	4.4
Transmission and distribution	3,849	4,054	205	5.1	15,264	14,912	(352)	(2.4)

Gross profit	15,915	10,713	5,202	48.6	57,828	44,903	12,925	28.8

Selling, general and administrative expenses	5,879	5,094	(785)	(15.4)	21,802	18,374	(3,428)	(18.7)
Depreciation and amortization	1,694	1,730	36	2.1	6,829	6,739	(90)	(1.3)
Operating income	8,342	3,889	4,453	114.5	29,197	19,790	9,407	47.5

Interest expense, net	(2,232)	(2,365)	133	5.6	(8,941)	(9,390)	449	4.8
Other (expense) income	(97)	(65)	(32)	(49.2)	(165)	148	(313)	NM
Unrealized (losses) gains on derivative instruments	(244)	2	(246)	NM	(636)	(221)	(415)	(187.8)
Provision for income taxes	(2,260)	(573)	(1,687)	NM	(7,619)	(4,044)	(3,575)	(88.4)
Net income (1)	$3,509	$888	2,621	NM	$11,836	$6,283	5,553	88.4

Reconciliation of net income to free cash flow:
Net income (1)	$3,509	$888			$11,836	$6,283
Interest expense, net	2,232	2,365			8,941	9,390
Provision for income taxes	2,260	573			7,619	4,044
Depreciation and amortization	1,694	1,730			6,829	6,739
Unrealized losses (gains) on derivative instruments	244	(2)			636	221
Other non-cash expenses	246	508			1,771	1,180
EBITDA excluding non-cash items	10,185	6,062	4,123	68.0	37,632	27,857	9,775	35.1

EBITDA excluding non-cash items	$10,185	$6,062			$37,632	$27,857
Interest expense, net	(2,232)	(2,365)			(8,941)	(9,390)
Amortization of deferred financing costs	120	119			478	478
Provision for income taxes, net of changes in deferred taxes	(2,239)	-			(4,936)	-
Changes in working capital	3,249	8,000			1,327	8,133
Cash provided by operating activities	9,083	11,816			25,560	27,078
Changes in working capital	(3,249)	(8,000)			(1,327)	(8,133)
Maintenance capital expenditures	(2,182)	(1,578)			(3,939)	(6,202)
Free cash flow	3,652	2,238	1,414	63.2	20,294	12,743	7,551	59.3

________________________
NM - Not meaningful

(1) Corporate allocation expense, other intercompany fees and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

DISTRICT ENERGY

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	$5,199	$4,866	333	6.8	$20,430	$19,350	1,080	5.6
Cooling consumption revenue	3,106	2,399	707	29.5	20,236	20,894	(658)	(3.1)
Other revenue	806	914	(108)	(11.8)	3,137	3,115	22	0.7
Finance lease revenue	1,171	1,149	22	1.9	4,758	4,686	72	1.5
Total revenue	10,282	9,328	954	10.2	48,561	48,045	516	1.1
Direct expenses — electricity	2,253	1,858	(395)	(21.3)	13,356	13,842	486	3.5
Direct expenses — other (1)	4,572	4,609	37	0.8	18,647	17,809	(838)	(4.7)
Direct expenses — total	6,825	6,467	(358)	(5.5)	32,003	31,651	(352)	(1.1)

Gross profit	3,457	2,861	596	20.8	16,558	16,394	164	1.0

Selling, general and administrative expenses	1,356	892	(464)	(52.0)	3,407	3,390	(17)	(0.5)
Amortization of intangibles	345	345	-	NM	1,368	1,372	4	0.3
Operating income	1,756	1,624	132	8.1	11,783	11,632	151	1.3
Interest expense, net	(2,564)	(2,580)	16	0.6	(10,153)	(10,341)	188	1.8
Other income	694	46	648	NM	1,235	201	1,034	NM
Unrealized gains (losses) on derivative instruments	419	(2)	421	NM	(220)	26	(246)	NM
Income tax (provision) benefit	(52)	274	(326)	(118.8)	(773)	(242)	(531)	NM
Noncontrolling interest	(175)	(148)	(27)	(18.2)	(690)	(585)	(105)	(17.9)
Net income (loss) (2)	$78	$(786)	864	110.0	$1,182	$691	491	71.0

Reconciliation of net income (loss) to free cash flow:
Net income (loss) (2)	$78	$(786)			$1,182	$691
Interest expense, net	2,564	2,580			10,153	10,341
Provision (benefit) for income taxes	52	(274)			773	242
Depreciation	1,580	1,459			6,086	5,813
Amortization of intangibles	345	345			1,368	1,372
Unrealized (gains) losses on derivative instruments	(419)	2			220	(26)
Other non-cash expenses	554	2,061			1,009	2,654
EBITDA excluding non-cash items	4,754	5,387	(633)	(11.8)	20,791	21,087	(296)	(1.4)

EBITDA excluding non-cash items	4,754	5,387			20,791	21,087
Interest expense, net	(2,564)	(2,580)			(10,153)	(10,341)
Amortization of deferred financing costs	170	170			681	682
Equipment lease receivable, net	601	751			2,610	2,372
Changes in working capital	1,924	2,265			519	3,966
Cash provided by operating activities	4,885	5,993			14,448	17,766
Changes in working capital	(1,924)	(2,265)			(519)	(3,966)
Maintenance capital expenditures	(337)	(374)			(1,001)	(989)
Free cash flow	2,624	3,354	(730)	(21.8)	12,928	12,811	117	0.9

__________________________
NM - Not meaningful

(1) Includes depreciation expense of $1.6 million and $1.5 million for the three months ended December 31, 2009 and December 31, 2008, respectively, and $6.1 million and $5.8 million for the years ended December 31, 2009 and 2008, respectively.

(2) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

ATLANTIC AVIATION

	Quarter Ended December 31,		Change Favorable/(Unfavorable)		Year Ended December 31,		Change Favorable/(Unfavorable)
	2009	2008	$	%	2009	2008	$	%
	($ In Thousands) (Unaudited)

Revenue
Fuel revenue	$91,109	$86,768	4,341	5.0	$314,603	$494,810	(180,207)	(36.4)
Non-fuel revenue	42,635	50,502	(7,867)	(15.6)	171,546	221,492	(49,946)	(22.5)
Total revenue	133,744	137,270	(3,526)	(2.6)	486,149	716,302	(230,153)	(32.1)

Cost of revenue
Cost of revenue — fuel	58,081	55,412	(2,669)	(4.8)	184,853	342,102	157,249	46.0
Cost of revenue — non-fuel	3,891	5,097	1,206	23.7	14,314	32,198	17,884	55.5
Total cost of revenue	61,972	60,509	(1,463)	(2.4)	199,167	374,300	175,133	46.8

Fuel gross profit	33,028	31,356	1,672	5.3	129,750	152,708	(22,958)	(15.0)
Non-fuel gross profit	38,744	45,405	(6,661)	(14.7)	157,232	189,294	(32,062)	(16.9)
Gross profit	71,772	76,761	(4,989)	(6.5)	286,982	342,002	(55,020)	(16.1)

Selling, general and administrative expenses (1)	45,215	48,382	3,167	6.5	179,949	205,304	25,355	12.3
Goodwill impairment	-	52,000	52,000	NM	71,200	52,000	(19,200)	(36.9)
Depreciation and amortization	14,146	49,537	35,391	71.4	89,508	93,903	4,395	4.7
Operating income (loss)	12,411	(73,158)	85,569	117.0	(53,675)	(9,205)	(44,470)	NM

Interest expense, net	(15,431)	(15,935)	504	3.2	(67,983)	(62,967)	(5,016)	(8.0)
Other expense	(1,129)	(524)	(605)	(115.5)	(1,451)	(241)	(1,210)	NM
Unrealized gains (losses) on derivative instruments	324	(738)	1,062	143.9	(28,277)	(1,871)	(26,406)	NM
Benefit for income taxes	1,542	36,412	(34,870)	(95.8)	61,009	29,936	31,073	103.8
Net loss(2)	$(2,283)	$(53,943)	51,660	95.8	$(90,377)	$(44,348)	(46,029)	(103.8)

Reconciliation of net loss to free cash flow:
Net loss (2)	$(2,283)	$(53,943)			$(90,377)	$(44,348)
Interest expense, net	15,431	15,935			67,983	62,967
Benefit for income taxes	(1,542)	(36,412)			(61,009)	(29,936)
Depreciation and amortization	14,146	49,537			89,508	93,903
Goodwill impairment	-	52,000			71,200	52,000
Unrealized (gains) losses on derivative instruments	(324)	738			28,277	1,871
Other non-cash expenses	1,227	548			903	624
EBITDA excluding non-cash items	$26,655	$28,403	(1,748)	(6.2)	$106,485	$137,081	(30,596)	(22.3)

EBITDA excluding non-cash items	26,655	28,403			106,485	137,081
Interest expense, net	(15,431)	(15,935)			(67,983)	(62,967)
Amortization of deferred financing costs	803	654			3,144	2,613
Benefit for income taxes, net of changes in deferred taxes	63	(1,426)			(190)	(7,950)
Changes in working capital	(5,185)	2,318			9,474	4,351
Cash provided by operating activities	6,905	14,014			50,930	73,128
Changes in working capital	5,185	(2,318)			(9,474)	(4,351)
Maintenance capital expenditures	(950)	(898)			(4,513)	(7,655)
Free Cash Flow	11,140	10,798	342	3.2	36,943	61,122	(24,179)	(39.6)

________________________
NM - Not meaningful

(1) Includes $2.4 million increase in bad debt reserve in the first quarter of 2009 due to the deterioration of accounts receivable aging.
(2) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

MACQUARIE INFRASTRUCTURE COMPANY LLC RECONCILIATION OF PROPORTIONATELY COMBINED NET (LOSS) INCOME TO EBITDA EXCLUDING NON-CASH ITEMS AND CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW

	/-----------------------------FOR THE YEAR ENDED DECEMBER 31, 2009-------------------------------/
($ In Thousands)	MIC	The Gas Company	District Energy	Atlantic Aviation	IMTT	Proportionately Combined	IMTT
					50%		100%

Net (loss) income	(54,372)	11,836	1,182	(90,377)	27,292	(104,439)	54,584
Interest expense, net	3,958	8,941	10,153	67,983	14,755	105,790	29,510
Provision (benefit) for income taxes	36,799	7,619	773	(61,009)	19,421	3,603	38,842
Depreciation	-	5,991	6,086	30,822	27,999	70,898	55,998
Amortization of intangibles	-	838	1,368	58,686	-	60,892	-
Goodwill impairment	-	-	-	71,200	-	71,200	-
Loss (gain) on derivative instruments	407	636	220	28,277	(15,343)	14,197	(30,686)
Base management and performance fee paid in LLC interests	4,384	-	-	-	-	4,384	-
Other non-cash (income) expense	(899)	1,771	1,009	903	(295)	2,489	(590)
EBITDA excluding non-cash items	(9,723)	37,632	20,791	106,485	73,829	229,014	147,658

EBITDA excluding non-cash items	(9,723)	37,632	20,791	106,485	73,829	229,014	147,658
Interest expense, net	(3,958)	(8,941)	(10,153)	(67,983)	(14,755)	(105,790)	(29,510)
Amortization of deferred finance charges	818	478	681	3,144	272	5,393	543
Equipment lease receivables, net	-	-	2,610	-	-	2,610	-
Provision / benefit for income taxes, net of changes in deferred taxes	3,021	(4,936)	-	(190)	(796)	(2,901)	(1,593)
Changes in working capital	(5,120)	1,327	519	9,474	8,142	14,342	16,284
Cash (used in) provided by operating activities	(14,962)	25,560	14,448	50,930	66,692	142,668	133,382
Maintenance capital expenditures	-	(3,939)	(1,001)	(4,513)	(19,989)	(29,442)	(39,977)
Changes in working capital	5,120	(1,327)	(519)	(9,474)	(8,142)	(14,342)	(16,284)

Free cash flow	(9,842)	20,294	12,928	36,943	38,561	98,884	77,121

	/-----------------------------FOR THE QUARTER ENDED DECEMBER 31, 2009-------------------------------/
($ In Thousands)	MIC	The Gas Company	District Energy	Atlantic Aviation	IMTT	Proportionately Combined	IMTT
					50%		100%

Net (loss) income	(25,876)	3,509	78	(2,283)	7,089	(17,484)	14,177
Interest expense, net	736	2,232	2,564	15,431	3,760	24,723	7,520
Provision (benefit) for income taxes	19,815	2,260	52	(1,542)	5,904	26,489	11,807
Depreciation	-	1,488	1,580	5,728	8,132	16,928	16,263
Amortization of intangibles	-	206	345	8,418	-	8,969	-
Loss (gain) on derivative instruments	4	244	(419)	(324)	(5,116)	(5,611)	(10,232)
Base management and performance fee paid in LLC interest	1,894	-	-	-	-	1,894	-
Other non-cash (income) expense	(312)	246	554	1,227	(150)	1,566	(299)
EBITDA excluding non-cash items	(3,739)	10,185	4,754	26,655	19,618	57,473	39,236

EBITDA excluding non-cash items	(3,739)	10,185	4,754	26,655	19,618	57,473	39,236
Interest expense, net	(736)	(2,232)	(2,564)	(15,431)	(3,760)	(24,723)	(7,520)
Amortization of deferred finance charges	204	120	170	803	95	1,392	190
Equipment lease receivables, net	-	-	601	-	-	601	-
Provision / benefit for income taxes, net of changes in deferred taxes	941	(2,239)	-	63	488	(748)	974
Changes in working capital	1,289	3,249	1,924	(5,185)	3,916	5,193	7,831
Cash (used in) provided by operating activities	(2,041)	9,083	4,885	6,905	20,356	39,188	40,711
Maintenance capital expenditures	-	(2,182)	(337)	(950)	(6,557)	(10,026)	(13,113)
Changes in working capital	(1,289)	(3,249)	(1,924)	5,185	(3,916)	(5,193)	(7,831)

Free cash flow	(3,330)	3,652	2,624	11,140	9,884	23,970	19,767

	/-----------------------------FOR THE YEAR ENDED DECEMBER 31, 2008-------------------------------/
($ In Thousands)	MIC	The Gas Company	District Energy	Atlantic Aviation	IMTT	Proportionately Combined	IMTT
					(50%)		(100%)

Net (loss) income	(34,131)	6,283	691	(44,348)	6,055	(65,451)	12,109
Interest expense, net	4,864	9,390	10,341	62,967	11,770	99,332	23,540
Provision (benefit) for income taxes	11,589	4,044	242	(29,936)	4,726	(9,335)	9,452
Depreciation	-	5,883	5,813	34,257	22,308	68,261	44,615
Amortization of intangibles	-	856	1,372	59,646	-	61,874	-
Goodwill impairment	-	-	-	52,000	-	52,000	-
Loss (gain) on derivative instruments	777	221	(26)	1,871	23,139	25,982	46,277
Other non-cash expense	425	1,180	2,654	624	301	5,184	601
EBITDA excluding non-cash items	(16,476)	27,857	21,087	137,081	68,297	237,846	136,594

EBITDA excluding non-cash items	(16,476)	27,857	21,087	137,081	68,297	237,846	136,594
Interest expense, net	(4,864)	(9,390)	(10,341)	(62,967)	(11,770)	(99,332)	(23,540)
Amortization of deferred finance charges	989	478	682	2,613	237	4,999	473
Equipment lease receivables, net	-	-	2,372	-	-	2,372	-
Provision / benefit for income taxes, net of changes in deferred taxes	5,974	-	-	(7,950)	(2,027)	(4,003)	(4,053)
Changes in working capital	(9,340)	8,133	3,966	4,351	(7,694)	(584)	(15,387)
Cash (used in) provided by operating activities	(23,717)	27,078	17,766	73,128	47,044	141,299	94,087
Maintenance capital expenditures	-	(6,202)	(989)	(7,655)	(21,345)	(36,191)	(42,690)
Changes in working capital	9,340	(8,133)	(3,966)	(4,351)	7,694	584	15,387

Free cash flow	(14,377)	12,743	12,811	61,122	33,392	105,691	66,784

	/-----------------------------FOR THE QUARTER ENDED DECEMBER 31, 2008-------------------------------/
($ In Thousands)	MIC	The Gas Company	District Energy	Atlantic Aviation	IMTT	Proportionately Combined	IMTT
					(50%)		(100%)

Net (loss) income	(20,311)	888	(786)	(53,943)	(8,097)	(82,249)	(16,193)
Interest expense, net	1,482	2,365	2,580	15,935	3,370	25,732	6,739
Provision (benefit) for income taxes	15,959	573	(274)	(36,412)	(4,711)	(24,865)	(9,422)
Depreciation	-	1,516	1,459	18,485	6,328	27,788	12,655
Amortization of intangibles	-	214	345	31,052	-	31,611	-
Goodwill impairment	-	-	-	52,000	-	52,000	-
Loss (gain) on derivative instruments	208	(2)	2	738	20,888	21,834	41,775
Other non-cash (income) expense	(43)	508	2,061	548	214	3,288	428
EBITDA excluding non-cash items	(2,705)	6,062	5,387	28,403	17,991	55,138	35,982

EBITDA excluding non-cash items	(2,705)	6,062	5,387	28,403	17,991	55,138	35,982
Interest expense, net	(1,482)	(2,365)	(2,580)	(15,935)	(3,370)	(25,732)	(6,739)
Amortization of deferred finance charges	206	119	170	654	59	1,208	118
Equipment lease receivables, net	-	-	751	-	-	751	-
Provision / benefit for income taxes, net of changes in deferred taxes	800	-	-	(1,426)	233	(394)	465
Changes in working capital	(7)	8,000	2,265	2,318	(6,108)	6,468	(12,216)
Cash (used in) provided by operating activities	(3,188)	11,816	5,993	14,014	8,805	37,440	17,610
Maintenance capital expenditures	-	(1,578)	(374)	(898)	(4,340)	(7,190)	(8,679)
Changes in working capital	7	(8,000)	(2,265)	(2,318)	6,108	(6,468)	12,216

Free cash flow	(3,181)	2,238	3,354	10,798	10,574	23,783	21,147

CONTACT:
Macquarie Infrastructure Company
Investor enquiries:
Jay A. Davis, 212-231-1825
Investor Relations
or
Media enquiries:
Alex Doughty, 212-231-1310
Corporate Communications